                                  SCHEDULE A

                      DELAWARE GROUP EQUITY FUNDS V, INC.
                                 (THE "FUND")

                        [________] AMENDED AND RESTATED
                        SHAREHOLDERS SERVICES AGREEMENT

                             COMPENSATION SCHEDULE


 1. Delaware Service Company, Inc. ("DSC") will determine and report to the Fund, at least annually, the compensation for services to be provided to the Fund for DSC's forthcoming fiscal year or period.

 2. In determining such compensation, DSC will fix and report a fee to be charged per account and/or transaction, as may be applicable, for services provided. DSC will bill, and the Fund will pay, such compensation monthly.

 3. For the period commencing on January 1, 1997, the charge will consist of two charges for all the Funds in the Delaware Group, except the Delaware Group Premium Fund, Inc. and the Delaware Pooled Trust, Inc., an annual charge and a per transaction charge for each account on the transfer agent's records and each account on an automated retirement processing system. These charges are as follows:

                  A.       ANNUAL CHARGE
                           Daily Dividend Funds                        $11.00           Per Annum
                           Other Funds                                 $5.50            Per Annum

                           Merrill Lynch - Omnibus Accounts*

                              Regular Accounts                         $11.00/$16.00    Per Annum
                              Accounts with a Contingent
                                Deferred Sales Charge                  $14.00/$19.00    Per Annum

                            Networked Accounts                         $3.00 - 6.00     Per Annum

*Until January 1, 1998, the annual charge for funds currently added to the Merrill Lynch systems prior to July 1, 1997 will be $11.00 and $14.00, respectively. Thereafter, the annual charge for those funds will be $16.00 and $19.00, respectively. The annual charge for funds added to the Merrill Lynch system on or after July 1, 1997 will be $16.00/19.00, respectively.

                                  SCHEDULE A

                         ------------------------------
                                 (THE "FUND")

                       [__________] AMENDED AND RESTATED
                        SHAREHOLDERS SERVICES AGREEMENT

                             COMPENSATION SCHEDULE
                                   CONTINUED

     B.       TRANSACTION CHARGE

              Transaction                                          Charge
              -----------                                          ------

              1.       Dividend Payment                             $0.25

              2.       New Account                                  $6.00

              3.       Purchase:

                       a.      Wire                                 $8.00
                       b.      Automated                            $1.50
                       c.      Other                                $2.60

              4.       Transfer                                     $8.00

              5.       Certificate Issuance                         $4.00

              6.       Liquidations

                       a.      Wires                               $12.25
                       b.      Drafts                               $0.75
                       c.      Money Market Regular                 $4.50
                       d.      Other Regular                        $4.50

              7.       Exchanges

                       a.      Dividend Exchanges                   $3.00
                       b.      Other                               $10.00

4. For the period commencing January 1, 1997, DSC's compensation for providing services to the Delaware Group Premium Fund, Inc. (the "Premium Fund") will be $50,000 annually. DSC will bill, and the Premium Fund will pay, such compensation monthly, allocated among the current Series of the Premium Fund based on the relative percentage of assets of each Series at the time of billing and adjusted appropriately to reflect the length of time a particular Series is in operation during any billing period.

5. For the period commencing January 1, 1997, DSC's compensation for providing services to the Portfolios of Delaware Pooled Trust, Inc. (the "Trust") will be $25,000 annually. DSC will bill, and the Trust will pay, such compensation monthly allocated among the current Portfolios of the Trust based on the relative percentage of assets of each Portfolio at the time of billing and adjusted appropriately to reflect the length of time a particular Portfolio is in operation during any billing period.